Exhibit 99.1

Investor Contact:

Chris Kelley

HD Supply Investor Relations

770-852-9100

InvestorRelations@hdsupply.com

Media Contact:

Quiana Pinckney

HD Supply Public Relations

770-852-9057

Quiana.Pinckney@hdsupply.com

HD Supply Holdings, Inc. Announces Fiscal 2013 Full-Year and Fourth-Quarter Results

Fifteen Consecutive Quarters of Year-Over-Year Average Daily Sales Growth

Fiscal 2013 Results

•            Net sales of $8.5 billion an increase of 7 percent, or 9 percent when adjusting fiscal 2012 to eliminate the impact of the 53rd week and the Crown Bolt contract amendment

•            Operating income of $488 million

•            Adjusted EBITDA of $764 million an increase of 12 percent, or 21 percent as compared to fiscal 2012 As Adjusted

•            Adjusted Net Income per diluted share of $0.58 (Net Loss per diluted share of $1.31)

•            Results, adjusted to include the impact of Litemor, a recently identified discontinued operation, compared with previous guidance:

•            Net Sales, adjusted to include Litemor, of $8,569 million compared to guidance of $8,500 million to $8,575 million

•            Adjusted EBITDA, adjusted to include Litemor, of $760 million compared to guidance of $750 million to $760 million

•            Adjusted Net Income per diluted share, adjusted to include Litemor, of $0.56 compared to guidance of $0.52 to $0.58

ATLANTA, GA — March 25, 2014 — HD Supply Holdings, Inc. (NASDAQ: HDS), one of the largest industrial distributors in North America, today reported Net sales of $8.5 billion, for the full-year fiscal 2013 ended February 2, 2014, an increase of $732 million or 9.4 percent, as compared to fiscal 2012 when adjusting fiscal 2012 to eliminate the impact of the 53rd week and the Crown Bolt contract amendment. Organic sales growth was 8.1 percent in fiscal 2013 versus fiscal 2012 As Adjusted.  The company believes its organic sales performance represents growth of approximately 600 basis points in excess of its estimate of annual market growth.

“I am very pleased with our 2013 performance,” stated Joe DeAngelo, CEO of HD Supply. “We delivered 9 percent sales growth and 21 percent Adjusted EBITDA growth, as adjusted for unusual items, despite a challenging and uncertain market environment.  Our focused growth strategies and investments coupled with our differentiated customer-centric business model continue to deliver profitable growth in excess of our estimate of market growth.”

There are several unusual items that impact the comparability of the results of fiscal 2013 and fiscal 2012.

Fiscal 2012 includes:

•                  53rd week of operations, which represents $147 million in Net sales, $41 million in Gross profit, $14 million in Operating income, and $14 million in Adjusted EBITDA

•                  Crown Bolt and Home Depot amended agreement, which represents $41 million in Net sales, Gross profit, Operating income and Adjusted EBITDA

•                  Crown Bolt goodwill and other intangible asset impairment,  which represents $152 million Operating loss

Fiscal 2013 includes:

•                  Restructuring charges, which represent $3 million in Cost of sales, $9 million in Operating expenses, for a total $12 million Operating loss

Full-Year Results

The following are results for the full-year of fiscal 2013 compared to the full-year of fiscal 2012, including adjusted results where it aids in comparability.  A reconciliation of adjusted results to GAAP is provided in the Non-GAAP Financial Measures section of the release.

Net sales for fiscal 2013 of $8.5 billion, increased $732 million or 9.4 percent, as compared to fiscal 2012 As Adjusted.  Organic sales growth was 8.1 percent in fiscal 2013 as compared to fiscal 2012 As Adjusted. The Net sales increase was primarily due to growth initiatives at each of our businesses and, to a lesser extent, increases in market volume and recent acquisitions, partially offset by unfavorable weather conditions, particularly the severe winter weather experienced during the fourth quarter of fiscal 2013 and the unusually cooler weather in the summer months, impacting HVAC-related sales.

Gross profit increased $258 million, or 11.6 percent, to $2,475 million for fiscal 2013 As Adjusted. Gross profit increased to 29.2 percent of Net sales in fiscal 2013 As Adjusted, up 60 basis points from 28.6 percent in fiscal 2012 As Adjusted.

Operating income increased $229 million, or 84.5 percent, during fiscal 2013 As Adjusted, as compared to fiscal 2012 As Adjusted.  Operating income as a percentage of Net sales increased approximately 240 basis points during fiscal 2013 As Adjusted as compared to fiscal 2012 As Adjusted.  The improvement was driven by the reduction in depreciation and amortization expense and improvements in gross margins.

Adjusted EBITDA of $764 million increased $134 million, or 21.3 percent, in fiscal 2013 as compared to fiscal 2012 As Adjusted.  The improvement reflects the company’s focus on margin expansion and operational excellence while at the same time investing for future growth.

Net loss for fiscal 2013 was $218 million, which included an $87 million loss on extinguishment and modification of debt and a $12 million restructuring charge. Net loss for fiscal 2012 was $1,179 million, which included a $709 million loss on extinguishment of debt and a $152 million impairment charge.

Adjusted net income for fiscal 2013 was $99 million, an improvement of $228 million as compared to an Adjusted net loss of $129 million in fiscal 2012.  The increase in Adjusted net income is attributable to sales growth, improving gross margins, and a reduction in interest expense.  Adjusted net income per diluted share in fiscal 2013 was $0.58 per share, as compared to an Adjusted net loss per diluted share of $0.99 in fiscal 2012.

As of February 2, 2014, HD Supply’s combined liquidity of approximately $994 million was comprised of $115 million in cash and cash equivalents and $879 million of additional available borrowings under HD Supply, Inc.’s senior asset-backed lending facility, based on qualifying inventory and receivables.

“HD Supply’s fiscal 2013 fourth-quarter represents the fifteenth consecutive quarter of year-over-year average daily sales growth despite the impact of severe winter weather and continued sluggishness in our end markets,” added DeAngelo. “Our seasoned teams are focused on executing our controllable growth initiatives that deliver growth despite the uncontrollable environment.  We took proactive actions to align our costs to market uncertainties as well as streamlined areas of the business to increase our focus on value enhancing activities.”

Fourth-Quarter Results

The following are results for the fourth-quarter of fiscal 2013 compared to the fourth-quarter of fiscal 2012, including adjusted results where it aids in the comparability of the results.  A reconciliation of adjusted results to GAAP is provided in the Non-GAAP Financial Measures section of the release.

Net sales for the fourth-quarter of fiscal 2013 were $1.9 billion, an increase of $125 million, or 6.9 percent, as compared to fourth-quarter fiscal 2012 As Adjusted.  Organic sales growth was 6.7 percent in the fourth-quarter of fiscal 2013, as compared to fourth-quarter fiscal 2012 As Adjusted.

Net sales for November, December and January of fiscal 2013 were $627 million, $571 million, and $731 million, respectively.  There were 18 selling days in November, 19 selling days in December, and 24 selling days in January.  On an organic basis and adjusted for the Crown Bolt / THD amendment impact, average daily sales growth for November,

December and January of fiscal 2013 were 8.6 percent, (2.0) percent and 11.5 percent, respectively.  In fiscal 2012, Christmas week fell in fiscal January, while in fiscal 2013 Christmas week fell in fiscal December.

Gross profit for the fourth-quarter of fiscal 2013 As Adjusted increased by $45 million, or 8.7 percent compared to the fourth-quarter of fiscal 2012 As Adjusted. Gross profit for the fourth-quarter of fiscal 2013 As Adjusted was 29.2 percent of Net sales, an increase of 50 basis points, as compared to the fourth-quarter of fiscal 2012 As Adjusted.

Operating income for the fourth-quarter of fiscal 2013 As Adjusted was $87 million, an increase of $59 million as compared to the fourth-quarter of fiscal 2012 As Adjusted.  The improvement was driven by the reduction in depreciation and amortization expense and, to a lesser extent, a reduction in selling, general and administrative expenses as a percentage of sales, and improvements in gross margins.

Adjusted EBITDA increased $36 million, or 30.5 percent, in the fourth-quarter of fiscal 2013 as compared to the fourth-quarter fiscal 2012 As Adjusted.  Adjusted EBITDA as a percentage of Net sales increased approximately 150 basis points to 8.0 percent in the fourth-quarter of fiscal 2013 as compared to the fourth-quarter fiscal 2012 As Adjusted.

Net loss for the fourth-quarter of fiscal 2013 was $66 million, which included a $12 million restructuring charge.  Net loss for the fourth-quarter of fiscal 2012 was $713 million, which included a $489 million loss on extinguishment and modification of debt and a $152 million impairment charge.

Adjusted net income for the fourth-quarter of fiscal 2013 was zero, an improvement of $80 million as compared to an Adjusted net loss of $80 million in fiscal 2012.  Adjusted net income per diluted share in fiscal 2013 was zero, as compared to an Adjusted net loss per diluted share of $0.61 in fiscal 2012.

Business Unit Performance

The following are HD Supply business unit results for the full year and fourth quarter of fiscal 2013 compared to the full year and fourth quarter of fiscal 2012, on a 52-week basis.  A reconciliation of adjusted results to GAAP is provided in the Non-GAAP Financial Measures section of the release.

Facilities Maintenance

Full-Year Results

Net sales increased $190 million, or 8.9 percent, to $2.3 billion in fiscal 2013 as compared to $2.1 billion in fiscal 2012 on a 52-week basis. Organic sales growth on a 52-week basis was 7.5 percent in fiscal 2013 as compared to fiscal 2012.

Adjusted EBITDA increased $53 million, or 13.9 percent, to $434 million during fiscal 2013 as compared to $381 million in fiscal 2012 on a 52-week basis.  Adjusted EBITDA as a percentage of Net sales increased approximately 80 basis points in fiscal 2013 as compared to fiscal 2012.

Fourth-Quarter Results

Net sales increased $36 million, or 7.4 percent, to $522 million in fourth-quarter fiscal 2013 as compared to $486 million in fourth-quarter fiscal 2012 on a 52-week basis.

Adjusted EBITDA increased $15 million, or 20.0 percent, to $90 million during fourth-quarter fiscal 2013 as compared to $75 million in fourth-quarter fiscal 2012 on a 52-week basis. Adjusted EBITDA as a percentage of Net sales increased approximately 180 basis points in fiscal 2013 as compared to fiscal 2012 on a 52-week basis.

Waterworks

Full-Year Results

Net sales increased $235 million, or 11.8 percent, to $2.2 billion in fiscal 2013 as compared to $2.0 billion in fiscal 2012 on a 52-week basis. Organic sales growth on a 52-week basis was 8.1 percent in fiscal 2013 as compared to fiscal 2012.

Adjusted EBITDA increased $38 million, or 28.1 percent, to $173 million during fiscal 2013 as compared to $135 million in fiscal 2012 on a 52-week basis.  Adjusted EBITDA as a percentage of Net sales increased approximately 100 basis points in fiscal 2013 as compared to fiscal 2012.

Fourth-Quarter Results

Net sales increased $19 million, or 4.2 percent, to $470 million in fourth-quarter fiscal 2013 as compared to $451 million in fourth-quarter fiscal 2012 on a 52-week basis. Organic sales growth on a 52-week basis was 3.0 percent in fourth-quarter fiscal 2013 as compared to fourth-quarter fiscal 2012.

Adjusted EBITDA increased $4 million, or 15.4 percent, to $30 million during the fourth-quarter fiscal 2013 as compared to $26 million in fourth-quarter fiscal 2012 on a 52-week basis. Adjusted EBITDA as a percentage of Net sales increased approximately 60 basis points in fourth-quarter fiscal 2013 as compared to fourth-quarter fiscal 2012 on a 52-week basis.

Power Solutions

Full-Year Results

Net sales increased $92 million, or 5.3 percent, to $1.8 billion in fiscal 2013 as compared to fiscal 2012 on a 52-week basis.

Adjusted EBITDA increased $6 million, or 8.6 percent, to $76 million in fiscal 2013 as compared to $70 million in fiscal 2012 on a 52-week basis. Adjusted EBITDA as a percentage of Net sales increased approximately 10 basis points in fiscal 2013 as compared to the fiscal 2012.

Fourth-Quarter Results

Net sales increased $25 million, or 5.8 percent, to $453 million in fourth-quarter fiscal 2013 as compared to $428 million in fourth-quarter fiscal 2012 on a 52-week basis.

Adjusted EBITDA increased $4 million, or 26.7 percent, to $19 million during the fourth-quarter fiscal 2013 as compared to $15 million in fourth-quarter fiscal 2012 on a 52-week basis. Adjusted EBITDA as a percentage of Net sales increased approximately 70 basis points in fourth-quarter fiscal 2013 as compared to fourth-quarter fiscal 2012 on a 52-week basis.

White Cap

Full-Year Results

Net sales increased $136 million, or 11.8 percent, to $1.3 billion in fiscal 2013 as compared to $1.2 billion in fiscal 2012 on a 52-week basis.

Adjusted EBITDA increased $24 million, or 43.6 percent, to $79 million in fiscal 2013 as compared to $55 million in fiscal 2012 on a 52-week basis. Adjusted EBITDA as a percentage of Net sales increased approximately 130 basis points in fiscal 2013 as compared to fiscal 2012.

Fourth-Quarter Results

Net sales increased $29 million, or 10.9 percent, to $295 million in fourth-quarter fiscal 2013 as compared to $266 million in fourth-quarter fiscal 2012 on a 52-week basis.

Adjusted EBITDA increased $7 million, or 100 percent, to $14 million during fourth-quarter fiscal 2013 as compared to $7 million in fourth-quarter fiscal 2012 on a 52-week basis. Adjusted EBITDA as a percentage of Net sales increased approximately 210 basis points in fourth-quarter fiscal 2013 on a 52-week basis.

Restructuring and Discontinued Operations

As a result of the structural cost analysis and footprint optimization undertaken in the fourth quarter of fiscal 2013, the company has taken a $12 million charge in the fourth-quarter of fiscal 2013 and expects to take an additional $3 million to $5 million charge in fiscal 2014.  This charge reflects the costs related to the reduction of approximately 150 associates, the consolidation and relocation of operational locations, and liquidation of inventory.  The $12 million charge consists of $3 million in inventory liquidation cost which is reflected in Cost of Sales, while the remaining $9 million charge is reflected within the Restructuring line of the Income Statement.  All of which is added back to Adjusted EBITDA.

Additionally, the company has decided to dispose of its Litemor business, a specialty lighting distributor included within the HD Supply Canada business. Litemor’s fiscal 2013 operating results reflect $82 million of Net sales and a loss of $4 million in Adjusted EBITDA.  As a result of the intent to dispose of the business, Litemor is being reflected as a discontinued operation for all periods presented.  The company expects to incur a charge within discontinued operations of between $10 million and $25 million during fiscal 2014 for the disposition of the Litemor business. The remaining HD Supply Canada business, Brafasco, an industrial MRO distributor specializing in fasteners, power tools and safety products throughout Canada, will be integrated with HD Supply White Cap.

Preliminary February Sales

Preliminary Net sales in February were $609 million, which represents 4 percent average daily sales growth versus prior year. Preliminary February year-over-year average daily sales growth by business is: Facilities Maintenance 10 percent, Waterworks 2 percent, Power Solutions (4) percent and White Cap 9 percent.

“The February result were impacted by adverse winter weather experienced though much of the country,” added DeAngelo. “We are staying focused on controllable execution and building momentum for our spring selling season.”

2014 Outlook Framework

The company has developed a flexible framework to provide a perspective of its current outlook for 2014 sales and earnings performance. The company intends to share the specific elements of this framework on its fiscal 2013 fourth-quarter and full-year conference call, which will include an outlook for each end market, as well as the growth rate targets in excess of estimated end market growth by business unit.  In addition, the company will provide an operating leverage framework for each business unit. The company also intends to share commentary and an outlook regarding its fiscal 2014 first-quarter performance.

Fiscal 2013 Fourth-Quarter and Full-Year Conference Call

As previously announced, HD Supply will hold a conference call on Tuesday, March 25 at 8:00 a.m. (Eastern Time) to discuss its fourth-quarter and full-year fiscal 2013 results.  The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the company’s Web site at hdsupply.com. The online replay will remain available for a limited time following the call.

Non-GAAP Financial Measures

HD Supply supplements its reporting net income (loss) with non-GAAP measurements, including Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share. This supplemental information should not be considered in isolation or as a substitute for the GAAP measurements.  Additional information regarding Adjusted EBITDA, Adjusted net income (loss) and Adjusted net income (loss) per share referred to in this press release is included below under “——Reconciliation of Non-GAAP Measures.”

About HD Supply

HD Supply (www.hdsupply.com) is one of the largest industrial distributors in North America.  The company provides a broad range of products and value-add services to approximately 500,000 customers with leadership positions in maintenance, repair and operations, infrastructure and power and specialty construction sectors.  With approximately 650 locations across 47 states and 7 Canadian provinces, the company’s more than 15,000 associates provide localized, customer-driven services including jobsite delivery, will call or direct-ship options, diversified logistics and innovative solutions that contribute to its customers’ success.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our filings with the U.S. Securities & Exchange Commission’s (the “SEC”), including our annual report on Form 10-K for the year ended February 2, 2014, filed on March 24, 2014, which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Amounts in millions, except share and per share data, unaudited

	Three Months Ended		Twelve Months Ended
	Feb. 2, 2014	Feb. 3, 2013	Feb. 2, 2014	Feb. 3, 2013
Net Sales	$1,929	$1,974	$8,487	$7,943
Cost of sales	1,369	1,392	6,015	5,644
Gross Profit	560	582	2,472	2,299
Operating expenses:
Selling, general and administrative	415	431	1,733	1,637
Depreciation and amortization	61	86	242	336
Restructuring charge	9	—	9	—
Goodwill & other intangible asset impairment	—	152	—	152
Total operating expenses	485	669	1,984	2,125
Operating Income (Loss)	75	(87)	488	174
Interest expense	119	169	528	658
Loss on extinguishment & modification of debt	—	489	87	709
Other (income) expense, net	—	—	20	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(44)	(745)	(147)	(1,193)
Provision (benefit) for income taxes	15	(32)	62	4
Income (Loss) from Continuing Operations	(59)	(713)	(209)	(1,197)
Income from discontinued operations, net of tax	(7)	—	(9)	18
Net Income (Loss)	$(66)	$(713)	$(218)	$(1,179)

Weighted Average Common Shares Outstanding (in thousands)
Basic & Diluted	191,858	130,578	166,905	130,561
Basic & Diluted Earnings Per Share(1):
Income (Loss) from Continuing Operations	$(0.31)	$(5.46)	$(1.25)	$(9.17)
Income (Loss) from Discontinued Operations	$(0.04)	$—	$(0.05)	$0.14
Net Income (Loss)	$(0.34)	$(5.46)	$(1.31)	$(9.03)

Non-GAAP financial data:
Adjusted EBITDA	$154	$155	$764	$685
Adjusted Net Income (Loss)	$—	$(80)	$99	$(129)
Weighted average common shares outstanding (in thousands)
Basic	191,858	130,578	166,905	130,561
Diluted(2)	191,858	130,578	171,764	130,561
Adjusted Net Income (Loss) Per Share - Basic	$—	$(0.61)	$0.59	$(0.99)
Adjusted Net Income (Loss) Per Share - Diluted	$—	$(0.61)	$0.58	$(0.99)

(1)         May not foot due to rounding.

(2)         The dilution calculation uses a share price of $18.00 for all days prior to the initial public offering on June 27, 2013.

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

Amounts in millions, except per share data, unaudited

	February 2, 2014	February 3, 2013
ASSETS
Current assets:
Cash and cash equivalents	$115	$141
Cash restricted for debt redemption	—	936
Receivables, less allowance for doubtful accounts of $18 and $23	1,046	1,008
Inventories	1,072	987
Deferred tax asset	7	42
Other current assets	63	49
Total current assets	2,303	3,163
Property and equipment, net	405	395
Goodwill	3,137	3,138
Intangible assets, net	338	473
Other assets	141	165
Total assets	$6,324	$7,334

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$664	$693
Accrued compensation and benefits	149	160
Current installments of long-term debt	10	899
Other current liabilities	270	291
Total current liabilities	1,093	2,043

Long-term debt, excluding current installments	5,534	6,430
Deferred tax liabilities	114	104
Other liabilities	347	348
Total liabilities	7,088	8,925

Stockholders’ equity (deficit):
Common stock, par value $0.01; 1 billion shares authorized; 192.4 million shares and 130.6 million shares issued and outstanding at February 2, 2014 and February 3, 2013, respectively	2	1
Paid-in capital	3,752	2,695
Accumulated deficit	(4,503)	(4,285)
Accumulated other comprehensive income (loss) — cumulative foreign currency translation adjustment	(15)	(2)
Total stockholders’ equity (deficit)	(764)	(1,591)
Total liabilities and stockholders’ equity (deficit)	$6,324	$7,334

HD SUPPLY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Amounts in millions, unaudited

	Fiscal Year Ended
	February 2, 2014	February 3, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(218)	$(1,179)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	246	342
Provision for uncollectibles	4	4
Non-cash interest expense	30	123
Payment of interest and discounts upon extinguishment of PIK notes	(364)	(502)
Loss on extinguishment & modification of debt	87	709
Stock-based compensation expense	16	16
Deferred income taxes	54	(2)
Goodwill & other intangible asset impairment	—	152
Gain on sale of businesses	—	(12)
Other	3	(1)
Changes in assets and liabilities, net of the effects of acquisitions & dispositions:
(Increase) decrease in receivables	(68)	(102)
(Increase) decrease in inventories	(101)	(177)
(Increase) decrease in other current assets	—	(11)
(Increase) decrease in other assets	—	1
Increase (decrease) in accounts payable and accrued liabilities	(64)	(46)
Increase (decrease) in other long-term liabilities	8	4
Net cash provided by (used in) operating activities	(367)	(681)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(131)	(115)
Proceeds from sales of property and equipment	8	17
Settlements (payments) for businesses acquired, net of cash acquired	3	(248)
Proceeds from sales of businesses	4	481
Purchase of investments	—	(1,921)
Proceeds from sale of investments	936	985
Other investing activities	—	1
Net cash provided by (used in) investing activities	820	(800)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock in initial public offering, net of transaction fees	1,039	—
Proceeds from stock options exercised	4	—
Borrowings of long-term debt	79	6,365
Repayments of long-term debt	(1,624)	(5,024)
Borrowings on long-term revolver debt	858	1,301
Repayments on long-term revolver debt	(798)	(1,001)
Debt issuance and modification fees	(34)	(132)
Other financing activities	2	2
Net cash provided by (used in) financing activities	(474)	1,511
Effect of exchange rates on cash and cash equivalents	(5)	—
Increase (decrease) in cash and cash equivalents	$(26)	$30
Cash and cash equivalents at beginning of period	141	111
Cash and cash equivalents at end of period	$115	$141

HD SUPPLY HOLDINGS, INC.

SEGMENT REPORTING

Amounts in millions, unaudited

	Facilities Maintenance	Waterworks	Power Solutions	White Cap
Three Months Ended Feb. 2, 2014
Net Sales	$522	$470	$453	$295
Adjusted EBITDA	90	30	19	14
Depreciation(1) & Software Amortization	11	3	3	4
Other Intangible Amortization	21	1	4	5

Three Months Ended Feb. 3, 2013
Net Sales	$527	$487	$464	$287
Adjusted EBITDA	83	28	17	8
Depreciation(1) & Software Amortization	11	3	2	3
Other Intangible Amortization	20	24	4	5

	Facilities Maintenance	Waterworks	Power Solutions	White Cap
Twelve Months Ended Feb. 2, 2014
Net Sales	$2,331	$2,227	$1,843	$1,293
Adjusted EBITDA	434	173	76	79
Depreciation(1) & Software Amortization	45	10	7	16
Other Intangible Amortization	81	4	18	20

Twelve Months Ended Feb. 3, 2013
Net Sales	$2,182	$2,028	$1,787	$1,178
Adjusted EBITDA	389	137	72	56
Depreciation(1) & Software Amortization	39	10	7	12
Other Intangible Amortization	79	96	18	20

(1) Depreciation includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

Quarterly Results Revised for Discontinued Operations

During fiscal 2013, the company decided to dispose of its Litemor business, a specialty lighting distributor included within the HD Supply Canada business. In accordance with Accounting Standards Codification 205-20, Discontinued Operations, the results of these operations and the gain on sale of the businesses are classified as discontinued operations. The presentation of discontinued operations includes revenues and expenses of the discontinued operations and gain on the sale of businesses, net of tax, as one line item on the Consolidated Statements of Operations for all periods presented.

The following tables present HD Supply’s quarterly results of operations for fiscal 2013 and fiscal 2012, revised to reflect the Litemor operations as discontinued operations for all periods presented (amounts in millions, except share and per share amounts, unaudited):

	Q1-13	Q2-13	Q3-13	Q4-13	Fiscal 2013
Net Sales	$2,048	$2,237	$2,273	$1,929	$8,487
Cost of sales	1,455	1,580	1,611	1,369	6,015
Gross Profit	593	657	662	560	2,472
Operating expenses:
Selling, general and administrative	433	444	441	415	1,733
Depreciation and amortization	59	61	61	61	242
Restructuring charge	—	—	—	9	9
Total operating expenses	492	505	502	485	1,984
Operating Income (Loss)	101	152	160	75	488
Interest expense	147	145	117	119	528
Loss on extinguishment & modification of debt	41	46	—	—	87
Other (income) expense, net	—	20	—	—	20
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(87)	(59)	43	(44)	(147)
Provision (benefit) for income taxes	43	12	(8)	15	62
Income (Loss) from Continuing Operations	(130)	(71)	51	(59)	(209)
Income from discontinued operations, net of tax	(1)	(1)	—	(7)	(9)
Net Income (Loss)	$(131)	$(72)	$51	$(66)	$(218)

Weighted Average Shares Outstanding (thousands)
Basic	130,578	153,433	191,750	191,858	166,905
Diluted	130,578	153,433	197,392	191,858	166,905
Basic Earnings Per Share(1):
Income (Loss) from Continuing Operations	$(1.00)	$(0.46)	$0.27	$(0.31)	$(1.25)
Income (Loss) from Discontinued Operations	(0.01)	(0.01)	—	(0.04)	(0.05)
Net Income (Loss)	(1.00)	(0.47)	0.27	(0.34)	(1.31)
Diluted Earnings Per Share(1)(2):
Income (Loss) from Continuing Operations	$(1.00)	$(0.46)	$0.26	$(0.31)	$(1.25)
Income (Loss) from Discontinued Operations	(0.01)	(0.01)	—	(0.04)	(0.05)
Net Income (Loss)	(1.00)	(0.47)	0.26	(0.34)	(1.31)

Non-GAAP financial data:
Adjusted EBITDA	$165	$219	$226	$154	$764
Adjusted Net Income (Loss)	$(14)	$37	$76	$—	$99
Weighted Average Shares Outstanding (thousands)
Basic	130,578	153,433	191,750	191,858	166,905
Diluted(2)	130,578	157,751	197,392	191,858	171,764
Adjusted Net Income (Loss) Per Share - Basic	$(0.11)	$0.24	$0.40	$—	$0.59
Adjusted Net Income (Loss) Per Share - Diluted	$(0.11)	$0.23	$0.39	$—	$0.58

(1)         May not foot due to rounding.

(2)         The dilution calculation uses a share price of $18.00 for all days prior to the initial public offering on June 27, 2013.

	Q1-12	Q2-12	Q3-12	Q4-12	Fiscal 2012
Net Sales	$1,813	$2,036	$2,120	$1,974	$7,943
Cost of sales	1,296	1,446	1,510	1,392	5,644
Gross Profit	517	590	610	582	2,299
Operating expenses:
Selling, general and administrative	391	404	411	431	1,637
Depreciation and amortization	82	83	85	86	336
Goodwill and other intangible asset impairment	—	—	—	152	152
Total operating expenses	473	487	496	669	2,125
Operating Income (Loss)	44	103	114	(87)	174
Interest expense	166	158	165	169	658
Loss on extinguishment & modification of debt	220	—	—	489	709
Other (income) expense, net	—	—	—	—	—
Income (Loss) from Continuing Operations Before Provision (Benefit) for Income Taxes	(342)	(55)	(51)	(745)	(1,193)
Provision (benefit) for income taxes	33	2	1	(32)	4
Income (Loss) from Continuing Operations	(375)	(57)	(52)	(713)	(1,197)
Income from discontinued operations, net of tax	15	1	2	—	18
Net Income (Loss)	$(360)	$(56)	$(50)	$(713)	$(1,179)

Weighted Average Shares Outstanding (thousands)
Basic & Diluted	130,555	130,554	130,555	130,578	130,561
Basic & Diluted Earnings Per Share(1):
Income (Loss) from Continuing Operations	$(2.87)	$(0.44)	$(0.40)	$(5.46)	$(9.17)
Income (Loss) from Discontinued Operations	0.11	0.01	0.02	—	0.14
Net Income (Loss)	(2.76)	(0.43)	(0.38)	(5.46)	(9.03)

Non-GAAP financial data:
Adjusted EBITDA	$133	$193	$204	$155	$685
Adjusted Net Income (Loss)	$(62)	$3	$10	$(80)	$(129)
Weighted Average Shares Outstanding (thousands)
Basic	130,555	130,554	130,555	130,578	130,561
Diluted(2)	130,555	134,094	134,238	130,578	130,561
Adjusted Net Income (Loss) Per Share - Basic	$(0.47)	$0.02	$0.08	$(0.61)	$(0.99)
Adjusted Net Income (Loss) Per Share - Diluted	$(0.47)	$0.02	$0.07	$(0.61)	$(0.99)

(1)         May not foot due to rounding.

(2)         The dilution calculation uses a share price of $18.00 for all days prior to the initial public offering on June 27, 2013.

Reconciliation of Non-GAAP Measures

There were several unusual items during fiscal 2013 and fiscal 2012 that affect the comparability of the results of operations for the annual and quarterly periods within those years.  The tables below present a reconciliation of the unadjusted results of operations to the adjusted results of operations for the periods noted.

Consolidated Results

Amounts in millions

	Fourth-Quarter Fiscal 2013			Fourth-Quarter Fiscal 2012
	As Reported	Restructuring(1)	Adjusted	As Reported	53rd Week(2)	CB / THD(3)	Impairment(4)	Adjusted
Net Sales	$1,929	$—	$1,929	$1,974	$(147)	$(23)	$—	$1,804
Cost of sales	1,369	(3)	1,366	1,392	(106)	—	—	1,286
Gross Profit	560	3	563	582	(41)	(23)	—	518
Operating expenses:
Selling, general and administrative	415	—	415	431	(27)	—	—	404
Depreciation and amortization	61	—	61	86	—	—	—	86
Restructuring charge	9	(9)	—	—	—	—	—	—
Goodwill & other intangible asset impairment	—	—	—	152	—	—	(152)	—
Total operating expenses	485	(9)	476	669	(27)	—	(152)	490
Operating Income (Loss)	$75	12	$87	$(87)	(14)	(23)	152	$28
Adjusted EBITDA	$154	—	$154	$155	(14)	(23)	—	$118

	Fiscal 2013			Fiscal 2012
	As Reported	Restructuring(1)	Adjusted	As Reported	53rd Week(2)	CB / THD(3)	Impairment(4)	Adjusted
Net Sales	$8,487	$—	$8,487	$7,943	$(147)	$(41)	$—	$7,755
Cost of sales	6,015	(3)	6,012	5,644	(106)	—	—	5,538
Gross Profit	2,472	3	2,475	2,299	(41)	(41)	—	2,217
Operating expenses:
Selling, general and administrative	1,733	—	1,733	1,637	(27)	—	—	1,610
Depreciation and amortization	242	—	242	336	—	—	—	336
Restructuring charge	9	(9)	—	—	—	—	—	—
Goodwill & other intangible asset impairment	—	—	—	152	—	—	(152)	—
Total operating expenses	1,984	(9)	1,975	2,125	(27)	—	(152)	1,946
Operating Income (Loss)	$488	12	$500	$174	(14)	(41)	152	$271
Adjusted EBITDA	$764	—	$764	$685	(14)	(41)	—	$630

(1)             Represents the costs incurred for workforce reductions, branch closures or consolidations, and inventory liquidation. These costs include occupancy costs, severance, and other costs incurred to exit a location.

(2)             Represents the 53rd week of operations in fiscal 2012.  Fiscal 2013 includes 52 weeks of operations.

(3)             Represents the impact of the amendment of the strategic purchase agreement between our Crown Bolt business and The Home Depot, Inc. The new 7-year exclusive agreement through January 2020 reduced pricing levels and eliminated the minimum purchase guarantee from the original agreement.

(4)             Represents the 2012 Crown Bolt non-cash impairment charge of goodwill and an intangible asset.

Segment Results

Amounts in millions

	Fourth-Quarter Fiscal 2012			Fiscal 2012
	As Reported	53rd Week(1)	52-Week Basis	As Reported	53rd Week(1)	52-Week Basis
Net Sales
Facilities Maintenance	$527	$(41)	$486	$2,182	$(41)	$2,141
Waterworks	487	(36)	451	2,028	(36)	1,992
Power Solutions	464	(36)	428	1,787	(36)	1,751
White Cap	287	(21)	266	1,178	(21)	1,157
Adjusted EBITDA
Facilities Maintenance	$83	(8)	$75	$389	(8)	$381
Waterworks	28	(2)	26	137	(2)	135
Power Solutions	17	(2)	15	72	(2)	70
White Cap	8	(1)	7	56	(1)	55

(1)         Represents the 53rd week of operations in fiscal 2012.  Fiscal 2013 includes 52 weeks of operations.

Litemor Discontinued Operations Impact on Guidance

During the fourth quarter of fiscal 2013, the company decided to dispose of Litemor and, therefore, reflected the results of Litemor as a discontinued operation. In accordance with generally accepted accounting principles, the presentation of discontinued operations includes revenues and expenses of the discontinued operations, net of tax, as one line item on the Income Statement. All Income Statements presented have been revised to reflect this presentation.

The guidance we previously provided for our 2013 performance included the results of our Litemor business.  The following table presents our fiscal 2013 results adjusted to include the results of Litemor (amounts in millions, except per share data).

	Fiscal 2013
	As Reported	Litemor Results	Adjusted	Previous Guidance
Net Sales	$8,487	$82	$8,569	$8,500 - $8,575
Adjusted EBITDA	$764	$(4)	$760	$750 - $760
Adjusted Net income per diluted share	$0.58	$(0.02)	$0.56	$0.52 - $0.58

Adjusted EBITDA and Adjusted net income (loss)

We present Adjusted EBITDA because it is a primary measure used by management to evaluate operating performance. We believe the presentation of Adjusted EBITDA enhances investors’ overall understanding of the financial performance of our business. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to Net income (loss) as a measure of operating performance. In addition, we present Adjusted net income (loss) to measure our overall profitability as we believe it is an important measure of our performance.  Adjusted net income (loss) is not a recognized term under GAAP and does not purport to be an alternative to Net income (loss) as a measure of operating performance. Adjusted net income (loss) is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, further adjusted for certain non-cash, non-recurring or unusual items, net of tax. We compensate for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted net income (loss) may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA is based on “Consolidated EBITDA,” a measure which is defined in our senior credit facilities and used in calculating financial ratios in several material debt covenants. Adjusted EBITDA is defined as Net income (loss) less Income (loss) from discontinued operations, net of tax, plus (i) Interest expense and Interest income, net, (ii) Provision (benefit)

for income taxes, (iii) depreciation and amortization and further adjusted to exclude non-cash items and certain other adjustments to Consolidated Net Income permitted in calculating Consolidated EBITDA under our senior credit facilities.

Adjusted EBITDA and Adjusted net income (loss) have limitations as analytical tools and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                                          Adjusted EBITDA and Adjusted net income (loss) do not reflect changes in, or cash requirements for, our working capital needs;

•                                          Adjusted EBITDA does not reflect our interest expense, or the requirements necessary to service interest or principal payments on our debt;

•                                          Adjusted EBITDA does not reflect our income tax expenses or the cash requirements to pay our taxes;

•                                          Adjusted EBITDA and Adjusted net income (loss) do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and

•                                          Although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Adjusted EBITDA

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure under U.S. GAAP, to adjusted EBITDA for the periods presented (amounts in millions):

	Three Months Ended		Twelve Months Ended
	Feb. 2, 2014	Feb. 3, 2013	Feb. 2, 2014	Feb. 3, 2013
Net income (loss)	$(66)	$(713)	$(218)	$(1,179)
Less income (loss) from discontinued operations, net of tax	(7)	—	(9)	18
Income (loss) from continuing operations	(59)	(713)	(209)	(1,197)
Interest expense, net	119	169	528	658
Provision (benefit) from income taxes	15	(32)	62	4
Depreciation and amortization (i)	62	87	245	339
Restructuring (ii)	12	—	12	—
Goodwill & other intangible asset impairment (iii)	—	152	—	152
Stock-based compensation	4	3	16	16
Management fee & related expenses paid to Equity Sponsors (iv)	—	1	2	5
Loss on extinguishment & modification of debt (v)	—	489	87	709
Costs related to the initial public offering (vi)	—	—	20	—
Other	1	(1)	1	(1)
Adjusted EBITDA	$154	$155	$764	$685

(i)                         Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(ii)                      Represents the costs incurred for workforce reductions, branch closures or consolidations, and inventory liquidation. These costs include occupancy costs, severance, and other costs incurred to exit a location.

(iii)                   Represents the 2012 Crown Bolt non-cash impairment charge of goodwill and an intangible asset

(iv)                  The company entered into consulting agreements with the Equity Sponsors whereby the company paid the Equity Sponsors a $5 million annual aggregate management fee and related expenses.  These consulting agreements were terminated in conjunction with the company’s initial public offering in the second quarter of fiscal 2013.

(v)                     Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.  Also includes the costs of debt modification.

(vi)                  Represents the costs expensed in connection with the initial public offering, including approximately $18 million paid to the Equity Sponsors for termination of the consulting agreements.

Adjusted Net Income (Loss)

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure under U.S. GAAP, to adjusted net income (loss) for the periods presented (amounts in millions):

	Three Months Ended		Twelve Months Ended
	Feb. 2, 2014	Feb. 3, 2013	Feb. 2, 2014	Feb. 3, 2013
Net income (loss)	$(66)	$(713)	$(218)	$(1,179)
Less income (loss) from discontinued operations, net of tax	(7)	—	(9)	18
Income (loss) from continuing operations	(59)	(713)	(209)	(1,197)
Plus: Provision (benefit) for income taxes	15	(32)	62	4
Less: Cash income taxes (paid) received	(2)	1	(8)	(1)
Plus: Amortization of acquisition-related intangible assets (other than software)	34	62	135	243
Plus: Restructuring (i)	12	—	12	—
Plus: Goodwill & other intangible asset impairment (ii)	—	113	—	113
Plus: Loss on extinguishment & modification of debt (iii)	—	489	87	709
Plus: Costs related to the initial public offering (iv)	—	—	20	—
Adjusted net income (loss)	$—	$(80)	$99	$(129)

(i)                                     Represents the costs incurred for workforce reductions, branch closures or consolidations, and inventory liquidation. These costs include occupancy costs, severance, and other costs incurred to exit a location.

(ii)                                  Represents the 2012 Crown Bolt non-cash impairment charge of goodwill and an intangible asset

(iii)                               Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.  Also includes the costs of debt modification.

(iv)                              Represents the costs expensed in connection with the initial public offering, including approximately $18 million paid to the Equity Sponsors for termination of the consulting agreements.

Quarterly Results: Reconciliation of Non-GAAP Measures

Amounts in millions, unaudited

The following table presents a reconciliation of Net income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented:

	Q1-13	Q2-13	Q3-13	Q4-13	Fiscal 2013
Net income (loss)	$(131)	$(72)	$51	$(66)	$(218)
Less income (loss) from discontinued operations, net of tax	(1)	(1)	—	(7)	(9)
Income (loss) from continuing operations	(130)	(71)	51	(59)	(209)
Interest expense, net	147	145	117	119	528
Provision (benefit) for income taxes	43	12	(8)	15	62
Depreciation and amortization (i)	60	61	62	62	245
Loss (gain) on extinguishment & modification of debt (ii)	41	46	—	—	87
Restructuring charges (iii)	—	—	—	12	12
Stock-based compensation	3	5	4	4	16
Management fee & related expenses paid to Equity Sponsors (v)	1	1	—	—	2
Costs related to initial public offering (vi)	—	20	—	—	20
Other (vii)	—	—	—	1	1
Adjusted EBITDA	$165	$219	$226	$154	$764

	Q1-12	Q2-12	Q3-12	Q4-12	Fiscal 2012
Net income (loss)	$(360)	$(56)	$(50)	$(713)	$(1,179)
Less income (loss) from discontinued operations, net of tax	15	1	2	—	18
Income (loss) from continuing operations	(375)	(57)	(52)	(713)	(1,197)
Interest expense, net	166	158	165	169	658
Provision (benefit) for income taxes	33	2	1	(32)	4
Depreciation and amortization (i)	83	84	85	87	339
Loss (gain) on extinguishment & modification of debt (ii)	220	—	—	489	709
Goodwill and other intangible asset impairment (iv)	—	—	—	152	152
Stock-based compensation	5	5	3	3	16
Management fee & related expenses paid to Equity Sponsors (v)	1	2	1	1	5
Other (vii)	—	(1)	1	(1)	(1)
Adjusted EBITDA	$133	$193	$204	$155	$685

(i)                  Depreciation and amortization includes amounts recorded within Cost of sales in the Consolidated Statements of Operations.

(ii)               Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.  Also includes the costs of debt modification.

(iii)            Represents the costs incurred for workforce reductions and branch closures or consolidations. These costs include occupancy costs, severance, and other costs incurred to exit a location. In addition, the fiscal 2013 charges include $3 million of inventory liquidation charges recorded within Cost of sales in the Consolidated Statement of Operations.

(iv)           Represents the Crown Bolt non-cash impairment charge of goodwill and an intangible asset recognized during fiscal 2012 in accordance with Accounting Standards Codification 350, Intangibles—Goodwill and Other.

(v)              The company entered into consulting agreements with the Equity Sponsors whereby the company paid the Equity Sponsors a $5 million annual aggregate management fee and related expenses.  These consulting agreements were terminated in conjunction with Holdings’ initial public offering in the second quarter of fiscal 2013.

(vi)           Represents the costs expensed in connection with Holdings’ initial public offering, including approximately $18 million paid to the Equity Sponsors for termination of the consulting agreements.

(vii)        Represents other non-operating income and expense, net.

The following table presents a reconciliation of Net income (loss), the most directly comparable financial measure under GAAP, to Adjusted net income (loss) for the periods presented:

	Q1-13	Q2-13	Q3-13	Q4-13	Fiscal 2013
Net income (loss)	$(131)	$(72)	$51	$(66)	$(218)
Less income (loss) from discontinued operations, net of tax	(1)	(1)	—	(7)	(9)
Income (loss) from continuing operations	(130)	(71)	51	(59)	(209)
Plus: Provision (benefit) for income taxes	43	12	(8)	15	62
Less: Cash income taxes	(2)	(3)	(1)	(2)	(8)
Plus: Amortization of acquisition-related intangible assets (other than software)	34	33	34	34	135
Plus: Loss (gain) on extinguishment & modification of debt (i)	41	46	—	—	87
Restructuring charges (ii)	—	—	—	12	12
Costs related to initial public offering (iv)	—	20	—	—	20
Adjusted Net Income (Loss)	$(14)	$37	$76	$—	$99

	Q1-12	Q2-12	Q3-12	Q4-12	Fiscal 2012
Net income (loss)	$(360)	$(56)	$(50)	$(713)	$(1,179)
Less income (loss) from discontinued operations, net of tax	15	1	2	—	18
Income (loss) from continuing operations	(375)	(57)	(52)	(713)	(1,197)
Plus: Provision (benefit) for income taxes	33	2	1	(32)	4
Less: Cash income taxes	—	(2)	—	1	(1)
Plus: Amortization of acquisition-related intangible assets (other than software)	60	60	61	62	243
Plus: Loss (gain) on extinguishment & modification of debt (i)	220	—	—	489	709
Goodwill & other intangible asset impairment (iii)	—	—	—	113	113
Adjusted Net Income (Loss)	$(62)	$3	$10	$(80)	$(129)

(i)                  Represents the loss on extinguishment of debt including the premium paid to repurchase or call the debt as well as the write-off of unamortized deferred financing costs and other assets or liabilities associated with such debt.  Also includes the costs of debt modifications.

(ii)               Represents the costs incurred for workforce reductions and branch closures or consolidations. These costs include occupancy costs, severance, and other costs incurred to exit a location. In addition, the fiscal 2013 charges include $3 million of inventory liquidation charges recorded within Cost of sales in the Consolidated Statement of Operations.

(iii)            Represents the Crown Bolt non-cash impairment charge of goodwill and an intangible asset recognized during fiscal 2012, net of tax, in accordance with Accounting Standards Codification 350, Intangibles—Goodwill and Other.

(iv)           Represents the costs expensed in connection with Holdings’ initial public offering, including approximately $18 million paid to the Equity Sponsors for termination of the consulting agreements.